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                                                                    EXHIBIT 23.3

                        CONSENT OF INDEPENDENT AUDITORS

The Boards of Directors
Cablevision Systems Corporation and
 CSC Holdings, Inc.:


    We consent to the incorporation by reference in the registration statement on Form S-3 of Cablevision Systems Corporation, CSC Holdings, Inc., CSC Capital I, CSC Capital II and CSC Capital III of our reports, dated March 12, 1999, relating to (i) the consolidated balance sheets of Cablevision Systems Corporation and subsidiaries as of December 31, 1998 and 1997, and the related consolidated statements of operations, stockholders' deficiency and cash flows for each of the years in the three-year period ended December 31, 1998, and the related schedule, and (ii) the consolidated balance sheets of CSC Holdings, Inc. and subsidiaries as of December 31, 1998 and 1997, and the related consolidated statements of operations, stockholders' deficiency and cash flows for each of the years in the three-year period ended December 31, 1998, and the related schedule, which reports appear in the December 31, 1998 combined annual report on Form 10-K of Cablevision Systems Corporation and CSC Holdings, Inc., and to the references to our firm under the heading "Experts" in the registration statement.


                                          KPMG LPP


Melville, New York
April 5, 1999